                                                                    EXHIBIT 4.3

      THIS NOTE AND ANY CAPITAL STOCK INTO WHICH THIS NOTE MAY BE CONVERTED (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. NO SALE, OFFER OR TRANSFER OF THIS NOTE SHALL BE MADE, AND NO ATTEMPTED SALE, OFFER OR TRANSFER SHALL BE EFFECTIVE, UNTIL THE HOLDER DESIRING TO EFFECT SUCH SALE, OFFER OR TRANSFER HAS OBTAINED AN OPINION OF COUNSEL ACCEPTABLE TO THE BORROWER TO THE EFFECT THAT THE REQUESTED SALE, OFFER OR TRANSFER DOES NOT VIOLATE THE TERMS OF THE ACT OR ANY APPLICABLE STATE SECURITIES LAW OF WHICH SUCH COUNSEL IS AWARE.

                   9% CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$10,000,000

                                                                 October 4, 2004

      Unless converted to capital stock pursuant to Section 3 hereof, Continental Global Group, Inc., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay to the order of N.E.S. Investment Co., a Delaware corporation ("Holder"), in lawful money of the United States of America and in immediately available funds, the principal amount of Ten Million Dollars ($10,000,000) (the "Loan"), together with accrued and unpaid interest as provided herein, on the later of (the "Maturity Date") (a) October 2, 2008, and
(b) one business day after all of the Senior Debt (as defined below) is paid in full, in cash. This Convertible Subordinated Promissory Note (this "Note") evidences the unpaid principal amount of the Loan together with all accrued and unpaid interest thereon. The principal of (and, upon the Maturity Date, accrued interest on) this Note shall be payable in lawful money of the United States of America by check mailed to the address of the Holder of such Note or by wire transfer of immediately available funds to such account as the Holder may designate in writing.

      The Holder agrees to make the Loan on the date hereof subject to and in accordance with the terms and conditions hereof. This Note is issued in accordance with and subject to the following terms and conditions:

      1. INTEREST.

            (a) The outstanding principal amount of the Loan and Additional Principal Amounts (as defined below) shall accrue interest from the date hereof until all payments hereunder have been irrevocably paid or provided for in full or this Note has been converted as provided in Section 3 hereof at a per annum rate equal at all times to the lesser of (i) the maximum lawful rate of interest in effect at such time under applicable law, and (ii) nine percent (9.0%), compounded annually. Interest shall be calculated on the basis of a year of 365 days, shall accrue on the outstanding principal amount of this Note until all payments hereunder have been paid or provided for in full or the Note has been converted as provided in Section 3 and shall be paid on each April 1 and each October 1 (each an "Interest Payment Date") hereafter until the Maturity Date as provided in Section 1(b) below.

            (b) All interest due on any Interest Payment Date will, in lieu of being paid in cash, be added to the outstanding principal amount of the Note (such additional principal amount, the "Additional Principal Amount") and shall be deemed to have been paid in the form of such Additional Principal Amounts. Additional Principal Amounts shall accrue interest from the Interest Payment Date on which such Additional Principal Amount was created.

      2. EVENTS OF DEFAULT.

      Each and any of the following events shall constitute an "Event of Default":

            (i) the Borrower fails to repay the principal amount of this Note, or any interest thereon, when due; or

                                                                 Promissory Note

            (ii) the Borrower shall be liquidated, dissolved, adjudicated insolvent, or shall fail to pay, or shall admit in writing its inability to pay its debts as they mature, or shall make a general assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any receiver, custodian, trustee or similar officer for it or for all or any substantial part of its property, or such receiver, custodian, trustee or similar officer shall be appointed without the application or consent of the Borrower; or the Borrower shall institute (by petition, application, answer, consent or otherwise), or take any action to authorize the institution of, any bankruptcy, insolvency, reorganization, dissolution, liquidation or similar proceeding relating to the Borrower under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower and such proceeding shall not be dismissed within sixty
(60) days after being instituted.

Notwithstanding any Event of Default, the Holder shall have no enforcement rights whatsoever, including, but not limited to, accelerating the date upon which this Note shall mature, unless and until all of the Senior Debt has been paid in full, in cash. After the Senior Debt has been paid in full in cash and in the event that an Event of Default has occurred and is continuing, the unpaid principal amount of, and accrued and unpaid interest on, this Note shall automatically become immediately due and payable, together with all other amounts payable under this Note, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by the Borrower. Notwithstanding any provision of section 3 hereof, upon the occurrence and during the continuance of an Event of Default, no portion of the Total Convertible Amount (as defined below) shall be convertible into common stock of the Borrower.

      3. CONVERSION.

            (a) Subject to and upon compliance with the provisions hereof, the Holder shall have the right, from time to time, to convert all or any portion of the Total Convertible Amount into as many shares of common stock of the Borrower as the portion of the Total Convertible Amount so converted is a multiple of the Conversion Price. For the purposes of this Note, the term "Total Convertible Amount" shall mean, on any date, the sum of the unpaid principal amount of this Note and the accrued and unpaid interest thereon on such date. For the purposes of this Note, the term "Conversion Price" shall mean, as of any date, the fair market value of one share of common stock of the Borrower on such date, as reasonably determined by the board of directors of the Borrower.

            (b) This Note may be converted on any business day prior to the Maturity Date (any such date of conversion, a "Conversion Date"). In order to exercise such conversion privilege, the Holder shall surrender this Note to the Borrower accompanied by a written statement designating the portion of the Total Convertible Amount to be converted. If the Holder elects to convert this Note, or a portion thereof, such conversion (a "Conversion") shall be deemed to have taken place immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holder as Holder of this Note shall cease to the extent of the portion of the Total Convertible Amount so converted and the Holder shall be treated for all purposes (with respect to such portion) as the record holder of the common stock issuable upon conversion at such time.

            (c) The Borrower, at its expense (including the payment by it of any applicable issue taxes, other than any taxes which may then be payable in respect of the transfer of any such shares), will issue and deliver to the Holder as promptly as practicable on or after a Conversion Date a certificate or certificates for the number of shares of common stock of the Borrower issuable upon the Conversion. If this Note shall be converted only in part, the Borrower shall, upon such conversion, execute and deliver to the Holder, at the expense of the Borrower, a new Note in principal amount equal to the unconverted portion of the Total Convertible Amount (dated as of the Conversion Date). No fractional shares of common stock shall be issued upon conversion of this Note, nor shall any Conversion on a Conversion Date prior to the Maturity Date result in a cash payment to Holder in respect of any fractional portion of the Total Convertible Amount.

      4. INVESTMENT INTENT. The Holder hereby represents and warrants to the Borrower that the Holder is (i) an "accredited investor" as defined in Regulation D of the Securities Act of 1933, as amended (the "Act"), and (ii) acquiring this Note for investment and not with a view to the distribution thereof. The Holder understands that this Note is not, and any stock acquired on conversion hereof at the time of issuance will not be, registered under the Act on the grounds that the issuance of this Note and such capital stock is exempt from registration under the Act, and that the Borrower's reliance on such exemption is predicated on the Holder's representations set forth herein. The Holder represents that it is experienced in evaluating and investing in companies such as the Borrower, is

                                                                 Promissory Note
familiar with the risks associated with the business and operations of such companies, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. The Holder understands that this Note (and any capital stock issued on conversion hereof, may not be sold, transferred, or otherwise disposed of without registration under the Act or an exemption therefrom, and that in the absence of an effective registration statement covering this Note (or the capital stock issued on Conversion thereof, or an available exemption from registration under the Act, this Note and any capital stock of the Borrower must be held indefinitely.

      5. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

      6. NOTICES. All notices provided for herein shall be delivered (a) if to the Borrower, to it at Continental Global Group, Inc., 438 Industrial Drive, Winfield, Alabama 35594, Attention: President, and (b) if to the Holder, to it at N.E.S. Investment Co., 6140 Parkland Boulevard, Mayfield Heights, Ohio 44124,
Attention: Robert Tomsich.

      7. MISCELLANEOUS. No failure or delay on the part of the Holder in exercising any power or right hereunder, and no course of dealing between the Borrower and the Holder of this Note, shall operate as a waiver thereof. Any purported modification or waiver irrespective of the Borrower's consent of any provision of this Note shall be void ab initio. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. This Note shall inure to the benefit of the Holder of this Note and the Borrower and their respective successors and assigns and be binding upon the Holder of this Note and the Borrower and their respective successors and assigns. This Note and the agreements, documents and instruments executed in connection therewith, constitute the entire understanding between the Borrower and the Holder with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      8. DESCRIPTIVE HEADINGS. Section headings appearing in this Note have been inserted for convenience of reference only and shall be given no substantive meaning or significance whatsoever in construing the terms and provisions of this Note.

      9. SEPARABILITY. Should any provision of this Note be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Note, and the parties hereto agree that the provision of this Note so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such provision had never been included herein, provided, however the parties hereto shall use their best efforts replace the provision so deemed to have been stricken herefrom with a provision that the parties reasonably believe to be valid and enforceable and which has a substantially identical economic and legal effect as the provision so deemed to have been stricken herefrom.

      10. TRANSFERABILITY. This Note may not be sold, assigned, pledged, or otherwise transferred by the Holder without the prior written consent of the Borrower.

      11. SUBORDINATION OF NOTE TO SENIOR INDEBTEDNESS. (a) All indebtedness evidenced by this Note shall be subordinated and junior in right of payment to the prior payment in full in cash of all amounts due under the Senior Debt. Borrower and Holder agree that, except as provided in section 1(b) hereof, no payment (whether directly, by purchase, redemption or exercise of any right of setoff or otherwise) in respect of this Note, whether as principal, interest or otherwise, and whether in cash, securities or property shall be made by or on behalf of the Borrower or received, accepted or demanded, directly or indirectly, by or on behalf of the Holder unless and until all Senior Debt has been paid in full in cash. The term "Senior Debt" shall mean all of the following:

                  (i) all obligations (the "Credit Agreement Obligations") of any kind or nature, including but not limited to principal, interest, fees and expenses, of the Borrower and any of its subsidiaries pursuant to the

                                                                 Promissory Note

Second Amended and Restated Credit Facility and Security Agreement, dated as of October 4, 2004, among Bank One, NA ("Bank One"), Continental Conveyor & Equipment Company ("Conveyor") and Goodman Conveyor Company ("Goodman");

                  (ii) all obligations (the "Note Obligations") of any kind or nature, including but not limited to principal of and interest on the Borrower's 9% Series A Senior Secured Notes and 13% Series B Senior Secured Notes, fees and expenses, of the Borrower and any of its subsidiaries pursuant to the Indenture, dated as of October 4, 2004, among Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), Borrower, Conveyor and Goodman;

                  (iii) all obligations of any kind or nature, including but not limited to principal, interest, fees and expenses, of the Borrower and any of its subsidiaries pursuant to any Refinancing Indebtedness. For the purposes of this Note, the term "Refinancing Indebtedness" shall mean any indebtedness of the Borrower or any of its subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace defease ore refund any or all of the Credit Agreement Obligations and/or the Note Obligations.

            (b) No cash payment or other distribution on account of the indebtedness under this Note (other than as provided in section 1(b)) shall be made by the Borrower unless full payment of amounts due or to become due under the Senior Debt has been made or duly provided for by the Borrower.

            (c) Upon any payment or distribution of assets of the Borrower of any kind or character, whether in money, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Borrower, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt of the Borrower shall first be paid in full in cash, before any payment is made on this Note; and upon any such declaration of acceleration or dissolution or winding up or liquidation or reorganization, any distribution of assets of the Borrower of any kind or character, whether in money, property or securities, to which the Holder of this Note would be entitled except for the provisions hereof shall be paid by the Borrower or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder of this Note if received by it directly, to the holders of the Senior Debt, or their representatives, to the extent necessary to pay all such Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Debt, before any payment or distribution is made hereunder to the Holder of this Note.

            (d) All rights and interests of the holders of Senior Debt hereunder, and all agreements and obligations of the Borrower and Holder, shall remain in full force and effect irrespective of:

                  (i) any lack of validity or enforceability of any instrument or agreement evidencing the Senior Debt or delivered in conjunction therewith;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the terms of the Senior Debt as of the date hereof;

                  (iii) any exchange, release or nonperfection of any lien in any collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any of the Senior Debt; or

                  (iv) any other circumstances that might otherwise constitute a defense available to, or a discharge of the Borrower or any of its subsidiaries in respect of the Senior Debt, or of the Holder or the Borrower in respect of this Note.

            (e) Subject to the prior payment in full in cash, of all Senior Debt, the Holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payment or distributions of assets of the Borrower applicable to the Senior Debt until this Note shall be paid in full, and no such payment or distribution to

                                                                 Promissory Note
the holders of Senior Debt shall, as among the Borrower, its creditors other than the holders of Senior Debt, and the Holder of this Note, be deemed to be a payment by the Borrower to or on account of this Note.

      12. THIRD PARTY BENEFICIARIES. The Holder and the Borrower each acknowledge and agree that Bank One, the Trustee, each of their respective successors in interest and any holder, trustee, agent or representative with respect to any Refinancing Indebtedness are and shall be third party beneficiaries of the subordination provisions of this Note and of the obligation of the parties hereto not to make or accept payments in cash in respect of the obligations under this Note prior to the Maturity Date.

                            [SIGNATURE PAGE FOLLOWS]

                                                                 Promissory Note

      IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Note as of the date first written above.

                                        CONTINENTAL GLOBAL INC.

                                        By: ________________________________
                                            Name:
                                            Title:

                                                                 Promissory Note

                                      S-1